   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 19, 2001.

                                                   REGISTRATION NO. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 TERADYNE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           MASSACHUSETTS                                       04-2272148
 (State or Other Jurisdiction of                            (I.R.S. Employer
  Incorporation or Organization)                           Identification No.)

                               321 HARRISON AVENUE
                           BOSTON, MASSACHUSETTS 02118
                                 (617) 482-2700
               (Address of Principal Executive Offices) (Zip Code)

                          ----------------------------

                     GENRAD, INC. 1991 EQUITY INCENTIVE PLAN
                 GENRAD, INC. 1991 DIRECTORS' STOCK OPTION PLAN
           GENRAD, INC. 1997 NON-QUALIFIED EMPLOYEE STOCK OPTION PLAN
               NON-STATUTORY STOCK OPTION AGREEMENT BY AND BETWEEN
                      ROBERT M. DUTKOWSKY AND GENRAD, INC.
                            (Full Title of the Plan)

                          -----------------------------

                               GREGORY R. BEECHER
                             CHIEF FINANCIAL OFFICER
                                 TERADYNE, INC.
                               321 HARRISON AVENUE
                           BOSTON, MASSACHUSETTS 02118
                     (Name and Address of Agent For Service)

                                 (617) 482-2700
          (Telephone Number, Including Area Code, of Agent For Service)

                          -----------------------------
                                   COPIES TO:

         THOMAS S. GRILK, ESQ.                      KEVIN M. BARRY, ESQ.
            TERADYNE, INC.                    TESTA, HURWITZ & THIBEAULT, LLP
        321 HARRISON AVENUE                  HIGH STREET TOWER, 125 HIGH STREET
    BOSTON, MASSACHUSETTS 02118                 BOSTON, MASSACHUSETTS 02110
         (617) 482-2700                              (617) 248-7000

IN ADDITION, PURSUANT TO RULE 416(c) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT ALSO COVERS AN INDETERMINATE AMOUNT OF ADDITIONAL SHARES OF COMMON STOCK AS IS NECESSARY TO ELIMINATE ANY DILUTIVE EFFECT OF ANY FUTURE STOCK SPLIT, STOCK DIVIDEND OR SIMILAR TRANSACTION.

================================================================================

                         CALCULATION OF REGISTRATION FEE

================================================================================


                                                     PROPOSED             PROPOSED
                                       AMOUNT         MAXIMUM              MAXIMUM            AMOUNT OF
    TITLE OF SECURITIES                TO BE       OFFERING PRICE         AGGREGATE         REGISTRATION
     TO BE REGISTERED                REGISTERED     PER SHARE(1)        OFFERING PRICE          FEE(2)
    -------------------              ----------    --------------       --------------      ------------
GENRAD, INC.
1991 EQUITY INCENTIVE PLAN
Common Stock (Par Value $.125)              707          $6.24             $4,411.68             $1.10
Common Stock (Par Value $.125)              866         $25.26            $21,875.16             $5.47
Common Stock (Par Value $.125)              779         $27.44            $21,375.76             $5.34
Common Stock (Par Value $.125)             1213         $28.13            $34,121.69             $8.53
Common Stock (Par Value $.125)           49,553         $33.18         $1,644,168.54           $411.04
Common Stock (Par Value $.125)            1,733         $33.90            $58,748.70            $14.69
Common Stock (Par Value $.125)            1,386         $43.29            $59,999.94            $15.00
Common Stock (Par Value $.125)            1,299         $44.02            $57,181.98            $14.30
Common Stock (Par Value $.125)           48,957         $46.52         $2,277,479.64           $569.37
Common Stock (Par Value $.125)           60,655         $47.61         $2,887,784.55           $721.95
Common Stock (Par Value $.125)               28         $54.10             $1,514.80             $0.38
Common Stock (Par Value $.125)            2,166         $55.19           $119,541.54            $29.89
Common Stock (Par Value $.125)            5,069         $72.13           $365,626.97            $91.41
Common Stock (Par Value $.125)            1,958         $72.86           $142,659.88            $35.66
Common Stock (Par Value $.125)            4,332         $77.19           $334,387.08            $83.60
Common Stock (Par Value $.125)            6,932         $80.78           $559,966.96           $139.99
Common Stock (Par Value $.125)           12,997         $82.95         $1,078,101.15           $269.53
Common Stock (Par Value $.125)            4,332         $83.68           $362,501.76            $90.63
Common Stock (Par Value $.125)           25,995         $89.08         $2,315,634.60           $578.91
Common Stock (Par Value $.125)            2,599         $91.62           $238,120.38            $59.53
Common Stock (Par Value $.125)            3,466         $92.33           $320,015.78            $80.00
Common Stock (Par Value $.125)          163,282         $95.21        $15,546,079.22         $3,886.52
Common Stock (Par Value $.125)            1,733         $96.29           $166,870.57            $41.72
Common Stock (Par Value $.125)           24,608        $103.87         $2,556,032.96           $639.01
Common Stock (Par Value $.125)           18,196        $104.59         $1,903,119.64           $475.78
Common Stock (Par Value $.125)            2,599        $105.33           $273,752.67            $68.44
Common Stock (Par Value $.125)            2,599        $105.69           $274,688.31            $68.67
Common Stock (Par Value $.125)           11,611        $106.03         $1,231,114.33           $307.78
Common Stock (Par Value $.125)            4,159        $114.33           $475,498.47           $118.87
Common Stock (Par Value $.125)            3,466        $121.90           $422,505.40           $105.63
Common Stock (Par Value $.125)            7,365        $123.35           $908,472.75           $227.12
Common Stock (Par Value $.125)            3,466        $135.25           $468,776.50           $117.19
Common Stock (Par Value $.125)           17,330        $173.11         $2,999,996.30           $750.00

1991 DIRECTORS' STOCK OPTION PLAN
Common Stock (Par Value $.125)            2,599         $50.15           $130,339.85            $32.58
Common Stock (Par Value $.125)            2,599         $92.34           $239,991.66            $60.00
Common Stock (Par Value $.125)            3,032        $118.32           $358,746.24            $89.69


                                                     PROPOSED             PROPOSED
                                       AMOUNT         MAXIMUM              MAXIMUM            AMOUNT OF
    TITLE OF SECURITIES                TO BE       OFFERING PRICE         AGGREGATE         REGISTRATION
     TO BE REGISTERED                REGISTERED     PER SHARE(1)        OFFERING PRICE          FEE(2)
    -------------------              ----------    --------------       --------------      ------------
Common Stock (Par Value $.125)            3,032        $120.85           $366,417.20            $91.60
Common Stock (Par Value $.125)            3,032        $154.39           $468,110.48           $117.03

1997 NON-QUALIFIED EMPLOYEE STOCK
OPTION PLAN
Common Stock (Par Value $.125)            1,776         $34.57            $61,396.32            $15.35
Common Stock (Par Value $.125)            5,025         $40.22           $202,105.50            $50.53
Common Stock (Par Value $.125)              866         $40.76            $35,298.16             $8.82
Common Stock (Par Value $.125)              866         $41.11            $35,601.26             $8.90
Common Stock (Par Value $.125)            1,733         $44.00            $76,252.00            $19.06
Common Stock (Par Value $.125)            3,466         $44.36           $153,751.76            $38.44
Common Stock (Par Value $.125)            7,365         $45.59           $335,770.35            $83.94
Common Stock (Par Value $.125)              866         $46.19            $40,000.54            $10.00
Common Stock (Par Value $.125)          304,359         $46.52        $14,158,780.68         $3,539.70
Common Stock (Par Value $.125)            1,299         $48.50            $63,001.50            $15.75
Common Stock (Par Value $.125)              519         $50.75            $26,339.25             $6.58
Common Stock (Par Value $.125)            1,733         $50.78            $88,001.74            $22.00
Common Stock (Par Value $.125)            7,087         $50.86           $360,444.82            $90.11
Common Stock (Par Value $.125)            1,039         $51.97            $53,996.83            $13.50
Common Stock (Par Value $.125)            1,299         $52.14            $67,729.86            $16.93
Common Stock (Par Value $.125)              866         $56.29            $48,747.14            $12.19
Common Stock (Par Value $.125)           10,398         $57.70           $599,964.60           $149.99
Common Stock (Par Value $.125)              519         $58.89            $30,563.91             $7.64
Common Stock (Par Value $.125)            1,733         $60.59           $105,002.47            $26.25
Common Stock (Par Value $.125)            2,599         $61.32           $159,370.68            $39.84
Common Stock (Par Value $.125)              866         $64.95            $56,246.70            $14.06
Common Stock (Par Value $.125)            8,794         $68.89           $605,818.66           $151.45
Common Stock (Par Value $.125)            3,466         $70.69           $245,011.54            $61.25
Common Stock (Par Value $.125)            8,665         $71.05           $615,648.25           $153.91
Common Stock (Par Value $.125)            1,733         $75.82           $131,396.06            $32.85
Common Stock (Par Value $.125)              866         $79.75            $69,063.50            $17.27
Common Stock (Par Value $.125)            1,299         $81.19           $105,465.81            $26.37
Common Stock (Par Value $.125)              866         $85.16            $73,748.56            $18.44
Common Stock (Par Value $.125)              866         $87.69            $75,939.54            $18.98
Common Stock (Par Value $.125)            1,733         $88.72           $153,751.76            $38.44
Common Stock (Par Value $.125)            4,332         $90.17           $390,616.44            $97.65
Common Stock (Par Value $.125)           10,051         $91.97           $924,390.47           $231.10
Common Stock (Par Value $.125)              866         $93.82            $81,248.12            $20.31
Common Stock (Par Value $.125)            1,733         $94.13           $163,127.29            $40.78
Common Stock (Par Value $.125)            4,072         $98.11           $399,503.92            $99.88
Common Stock (Par Value $.125)            1,862         $99.59           $185,436.58            $46.36
Common Stock (Par Value $.125)            3,466        $101.70           $352,492.20            $88.12
Common Stock (Par Value $.125)              866        $102.84            $89,059.44            $22.26
Common Stock (Par Value $.125)            3,466        $103.51           $358,765.66            $89.69
Common Stock (Par Value $.125)            7,278        $103.87           $755,965.86           $188.99
Common Stock (Par Value $.125)              519        $104.77            $54,375.63            $13.59

                                                     PROPOSED             PROPOSED
                                       AMOUNT         MAXIMUM              MAXIMUM            AMOUNT OF
    TITLE OF SECURITIES                TO BE       OFFERING PRICE         AGGREGATE         REGISTRATION
     TO BE REGISTERED                REGISTERED     PER SHARE(1)        OFFERING PRICE          FEE(2)
    -------------------              ----------    --------------       --------------      ------------
Common Stock (Par Value $.125)            1,733        $105.67           $183,126.11            $45.78
Common Stock (Par Value $.125)           54,502        $108.56         $5,916,737.12         $1,479.18
Common Stock (Par Value $.125)              173        $109.83            $19,000.59             $4.75
Common Stock (Par Value $.125)            3,466        $111.80           $387,498.80            $96.87
Common Stock (Par Value $.125)            1,733        $112.52           $194,997.16            $48.75
Common Stock (Par Value $.125)              519        $114.16            $59,249.04            $14.81
Common Stock (Par Value $.125)            1,299        $117.64           $152,814.36            $38.20
Common Stock (Par Value $.125)            6,932        $119.73           $829,968.36           $207.49
Common Stock (Par Value $.125)              866        $120.89           $104,690.74            $26.17
Common Stock (Par Value $.125)            3,466        $124.78           $432,487.48           $108.12
Common Stock (Par Value $.125)            4,202        $135.26           $568,362.52           $142.09
Common Stock (Par Value $.125)            5,372        $157.25           $844,747.00           $211.19
Common Stock (Par Value $.125)           50,863        $166.98         $8,493,103.74         $2,123.28
Common Stock (Par Value $.125)              866        $169.24           $146,561.84            $36.64

NON-STATUTORY STOCK OPTION
AGREEMENT BY AND BETWEEN
ROBERT M. DUTKOWSKY AND
GENRAD, INC.
Common Stock (Par Value $.125)           86,650         $42.56         $3,687,824.00           $921.96

TOTAL:                                1,157,450                       $86,306,091.31        $21,576.48
                                      ==========                      ==============        ==========
                                          shares

Common Stock Purchase Rights(3)           --             --                 --



================================================================================

(1) Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the exercise price per share at which such options are exercisable.

(2)      Calculated pursuant to Section 6(b) of the Securities Act of 1993.

(3) Pursuant to the Rights Agreement of the Registrant between the Registrant and Fleet National Bank, one common share purchase right of the Registrant (each a "Right") is deemed to be delivered with each share of Common Stock issued by the Registrant. The Rights currently are not separately transferable apart from the Common Stock, nor are they exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the Rights.

================================================================================

                                     PART I

ITEM 1.  PLAN INFORMATION.

         The documents containing the information specified in this Item 1 will be sent or given to employees, directors and others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents containing the information specified in this Item 2 will be sent or given to employees, directors and others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference in this Registration Statement:

         a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (File No. 001-06462).

         b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended April 1, 2001, July 1, 2001, and September 30, 2001 and the Registrant's Current Reports on Form 8-K dated filed on October 18, 2001, October 19, 2001 and October 24, 2001 (all with File No. 001-06462).

         c) The section entitled "Description of Common Stock" contained in the Registrant's Registration Statement on Form S-3 (SEC File No. 333-47564) initially filed with the Commission on October 6, 2000.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 67 of the Massachusetts Business Corporation Law provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) the by-law adopted by the shareholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. Teradyne's Amended and Restated By-laws provide that each director and officer shall be indemnified by Teradyne against liabilities and expenses in connection with any legal proceeding to which such officer or director may become a party by reason of being or having been an officer or director, provided that such officer or director acted in good faith in the reasonable belief that his or her action was in the best interests of Teradyne. Reference is made to Teradyne's Amended and Restated By-laws filed as
Exhibit 3.3 to its Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (File No. 001-06462).

         Teradyne maintains directors and officers liability insurance for the benefit of its directors and its officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

       Exhibit No.                  Description of Exhibit
       -----------                  ----------------------

          4.1 Restated Articles of Organization of the Registrant, as amended (filed as Exhibit 3.01 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 2, 2000, File No.
                    001-06462)*

          4.2       Amended and Restated Bylaws of the Registrant(filed as
                    Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, File No. 001-06462)*

          4.3 Rights Agreement between the Registrant and Fleet National Bank dated as of November 17, 2000 (filed as
                    Exhibit 4.1 to the Registrant's Form 8-K filed on November 20, 2000, File No. 001-06462)*

          4.4       GenRad, Inc. 1991 Equity Incentive Plan**

          4.5       GenRad, Inc. 1991 Directors' Stock Option Plan**

          4.6       GenRad, Inc. 1997 Non-Qualified Employee Stock Option
                    Plan**

          4.7 GenRad, Inc. Non-Statutory Stock Option Agreement by and between Robert M. Dutkowsky and GenRad, Inc.**

          5         Opinion of Testa, Hurwitz & Thibeault, LLP**

         23.1       Consent of Testa, Hurwitz & Thibeault, LLP (included in
                    Exhibit 5)**

         23.2       Consent of PricewaterhouseCoopers LLP**

         24         Power of Attorney (included on signature page hereto)**

-----------

* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

**  Filed herewith.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, the Commonwealth of Massachusetts, on this 19th day of November, 2001.

                                 Teradyne, Inc.


                                 By: /s/ Gregory R. Beecher
                                     -------------------------------------------
                                     Gregory R. Beecher
                                     Vice President and Chief Financial Officer

                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of Teradyne, Inc., hereby severally constitute and appoint George W. Chamillard, and Gregory R. Beecher, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Teradyne, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                CAPACITY                         DATE
              ---------                                --------                         ----
/s/ George W. Chamillard                Chief Executive Officer, President        November 19, 2001
------------------------------------    and Chairman (Principal Executive
George W. Chamillard                    Officer)


/s/ Gregory R. Beecher                  Vice President and Chief Financial        November 19, 2001
------------------------------------    Officer (Principal Financial Officer)
Gregory R. Beecher


/s/ Richard Macdonald                   Controller (Principal Accounting          November 19, 2001
------------------------------------    Officer)
Richard MacDonald


/s/ James W. Bagley                     Director                                  November 19, 2001
------------------------------------
James W. Bagley


/s/ Albert Carnesale                    Director                                  November 19, 2001
------------------------------------
Albert Carnesale


/s/ Daniel S. Gregory                   Director                                  November 19, 2001
------------------------------------
Daniel S. Gregory

/s/ Dwight H. Hibbard
------------------------------------    Director                                  November 19, 2001
Dwight H. Hibbard


/s/ John P. Mulroney                    Director                                  November 19, 2001
------------------------------------
John P. Mulroney

-------------------------------------   Director
Vincent M. O'Reilly


/s/ Richard J. Testa                    Director                                  November 19, 2001
------------------------------------
Richard J. Testa


/s/ Roy A. Vallee                       Director                                  November 19, 2001
------------------------------------
Roy A. Vallee


/s/ Patricia S. Wolpert                 Director                                  November 19, 2001
------------------------------------
Patricia S. Wolpert

                                  EXHIBIT INDEX


          Exhibit No.                              Description of Exhibit
          ----------                               -----------------------

              4.1      Restated Articles of Organization of the Registrant, as amended (filed as Exhibit
                       3.01 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended July
                       2, 2000, File No. 001-06462)*

              4.2      Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.3 to the
                       Registrant's Annual Report on Form 10-K for the fiscal year ended December 31,
                       1996, File No. 001-06462)*

              4.3      Rights Agreement between the Registrant and Fleet National Bank dated as of
                       November 17, 2000 (filed as Exhibit 4.1 to the Registrant's Form 8-K filed on
                       November 20, 2000, File No. 001-06462)*

              4.4      GenRad, Inc. 1991 Equity Incentive Plan**

              4.5      GenRad, Inc. 1991 Directors' Stock Option Plan**

              4.6      GenRad, Inc. 1997 Non-Qualified Employee Stock Option Plan**

              4.7      GenRad, Inc. Non-Statutory Stock Option Agreement by and between Robert M.
                       Dutkowsky and GenRad, Inc.**

              5        Opinion of Testa, Hurwitz & Thibeault, LLP**

             23.1      Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5)**

             23.2      Consent of PricewaterhouseCoopers LLP**

             24        Power of Attorney (included on signature page hereto)**



* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

**  Filed herewith.